Exhibit 32.2
Certification Required by 18 U.S.C. Section 1350
(as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
     I, Ayman Sabi, as Principal Financial Officer of Roadhouse Grill, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that to my knowledge:
1.	the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended July 30, 2006 (the “Report”), filed with the U.S. Securities and Exchange Commission, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 30, 2007

/s/ Ayman Sabi Ayman Sabi
Acting Chief Financial Officer (Principal Financial Officer)